Exhibit 10.1
JO-ANN STORES, INC.
2008 INCENTIVE COMPENSATION PLAN
Effective June 11, 2008
Amended by Board as of April 7, 2010;
Ratified by Shareholders June 10, 2010
1. Purpose
The purpose of this Plan is to enable the Company to attract and retain qualified employees and non-employee Directors, to provide incentives, and to reward performance. To achieve this purpose, this Plan provides the authority to grant Awards payable in Shares, in cash, or in a combination of Shares and cash. This Plan was adopted by the Board of Directors of the Company on April 2, 2008, subject to shareholder approval, which occurred on June 11, 2008. This Plan was amended and restated by the Board of Directors of the Company, without shareholder approval being required, on April 7, 2010.
2. Definitions
(a) “Affiliate and Associate” — These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.
(b) “Award” — A grant of Stock Appreciation Rights, Stock Awards, Stock Options, Incentive Compensation Awards, or other incentives under this Plan.
(c) “Board of Directors” — The Board of Directors of the Company.
(d) “Cause” — The occurrence of any one or more of the following (unless otherwise prescribed by the Committee in a grant agreement): (i) the willful and continued failure by the Participant to substantially perform his normal duties (other than any such failure resulting from Participant’s disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) business days of receiving such notice; (ii) the Participant’s conviction for committing an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or (iii) the willful engaging by the Participant in gross negligence materially and demonstrably injurious to the Company. However, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Company.

(e) “Change in Control” — A “Change in Control” will be deemed to occur, with respect to any Award granted prior to April 7, 2010, if at any time after the date of the adoption of this Plan (unless otherwise prescribed by the Committee in a grant agreement):
(i) Any person (other than the Company, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of fifteen percent (15%) or more (but less than fifty percent (50%)) of the Voting Shares then outstanding;
(ii) Any person (other than the Company, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of fifty percent (50%) or more of the Voting Shares then outstanding;
(iii) Any person commences or publicly announces an intention to commence a tender offer or exchange offer the consummation of which would result in the person becoming the beneficial owner of fifteen percent (15%) or more of the Voting Shares then outstanding;
(iv) At any time during any period of twenty-four (24) consecutive months, individuals who were Directors at the beginning of the 24-month period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company’s shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who (x) are in office at the time of the election or nomination, and (y) were Directors at the beginning of the period;
(v) A record date is established for determining shareholders entitled to vote upon (x) a merger or consolidation of the Company with another corporation in which those persons who are shareholders of the Company immediately before the merger or consolidation are to receive or retain less than sixty percent (60%) of the stock of the surviving or continuing corporation, (y) a sale or other disposition of all or substantially all of the assets of the Company, or (z) the dissolution of the Company; or
(vi) (x) the Company is merged or consolidated with another corporation and those persons who were shareholders of the Company immediately before the merger or consolidation receive or retain less than sixty percent (60%) of the stock of the surviving or continuing corporation, (y) there occurs a sale or other disposition of all or substantially all of the assets of the Company, or (z) the Company is dissolved.

Notwithstanding anything herein to the contrary, if an event described in clause (ii), clause (iv), or clause (vi) above occurs, the occurrence of that event will constitute an irrevocable Change in Control. Furthermore, notwithstanding anything herein to the contrary, if an event described in clause (iii) occurs, and the Board of Directors either approves such offer or takes no action with respect to such offer, then the occurrence of that event will constitute an irrevocable Change in Control. On the other hand, notwithstanding anything herein to the contrary, if an event described in clause (i) or clause (v) above occurs, or if an event described in clause (iii) occurs and the Board of Directors does not either approve such offer or take no action with respect to such offer as described in the preceding sentence, and a majority of those members of the Board of Directors who were Directors prior to such event determine, within the 90-day period beginning on the date such event occurs, that the event should not be treated as a Change in Control, then, from and after the date that determination is made, that event will be treated as not having occurred. If no such determination is made, a Change in Control resulting from any of the events described in the immediately preceding sentence will constitute an irrevocable Change in Control on the 91st day after the occurrence of the event.
A “Change in Control” will be deemed to occur, with respect to any Award granted on or after April 7, 2010, if at any time on or after such date (unless otherwise prescribed by the Committee in a grant agreement):
(i) Any person (other than the Company, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of thirty percent (30%) or more (but less than fifty percent (50%)) of the Voting Shares then outstanding;
(ii) Any person (other than the Company, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of fifty percent (50%) or more of the Voting Shares then outstanding;
(iii) At any time during any period of twenty-four (24) consecutive months, individuals who were Directors at the beginning of the 24-month period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company’s shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who (x) are in office at the time of the election or nomination, and (y) were Directors at the beginning of the period; or

(iv) (x) the Company is merged or consolidated with another corporation and those persons who were shareholders of the Company immediately before the merger or consolidation receive or retain less than sixty percent (60%) of the stock of the surviving or continuing corporation, (y) there occurs a sale or other disposition of all or substantially all of the assets of the Company, or (z) the Company is dissolved.
Notwithstanding anything herein to the contrary, if an event described in clause (ii), clause (iii), or clause (iv) above occurs, the occurrence of that event will constitute an irrevocable Change in Control. Notwithstanding anything herein to the contrary, if an event described in clause (i) above occurs, and a majority of those members of the Board of Directors who were Directors prior to such event determine, within the 90-day period beginning on the date such event occurs, that the event should not be treated as a Change in Control, then, from and after the date that determination is made, that event will be treated as not constituting a Change in Control. If no such determination is made, a Change in Control resulting from an event described in clause (i) above will constitute an irrevocable Change in Control on the 91st day after the occurrence of the event.
(f) “Code” — The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.
(g) “Committee” — The Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan.
(h) “Company” — Jo-Ann Stores, Inc., an Ohio corporation, and its successors.
(i) “Date of Grant” — The date as of which an Award is determined to be effective and is granted pursuant to the Plan, either as specified in rules adopted by the Committee with respect to this Plan or as designated in a resolution of the Committee. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee or the date specified in the Committee’s rules.
(j) “Director” — A director of the Company.
(k) “Equity Restructuring” — A non-reciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes the per-Share value of the Shares underlying outstanding Awards to change.
(l) “Exchange Act” — Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

(m) “Fair Market Value” of Shares — As of any particular date the closing sale price of the Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded as of any given date, the Fair Market Value means the closing price of the Shares on the principal exchange or market on which the Shares are traded or quoted for the immediately preceding date on which the Shares were traded or quoted. If there is no regular public trading market for such Shares, the Fair Market Value shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the grant agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(n) “Good Reason” — Means, without the Participant’s express written consent, the occurrence of any one or more of the following (unless otherwise prescribed by the Committee in a grant agreement): (i) any material reduction in the Participant’s base compensation and incentive compensation opportunities (to the extent such incentive compensation opportunities are a regular and substantial part of the Participant’s base compensation) below the amount in effect immediately before the Change in Control or, if higher, the amount in effect before any reduction in the Participant’s base compensation and incentive compensation opportunities made in contemplation of the Change in Control; (ii) any material reduction in the Participant’s duties, responsibilities, or position with respect to the Company from the duties, responsibilities, or position as in effect immediately before the Change in Control or as in effect immediately before any reduction in any such item made in contemplation of the Change in Control; or (iii) any shift of the Participant’s principal place of employment with the Company to a location that is more than fifty (50) miles (by straight line measurement) from the site of the Company’s headquarters in Hudson, Ohio at the relevant time. The Participant shall have a voluntary termination for Good Reason only if: (i) the Participant provides written notice to the Company within ninety (90) days after the initial occurrence of an above event describing in detail the event and stating that the Participant’s employment will terminate upon a specified date in such notice (the “Good Reason Termination Date”), which date is not earlier than thirty (30) days after the date such notice is provided to the Company (the “Notice Delivery Date”) and not later than ninety (90) days after the Notice Delivery Date, and (ii) the Company does not remedy the event prior to the Good Reason Termination Date.
(o) “Incentive Compensation Award” — This term has the meaning given to it in Section 6(a)(iv).
(p) “Incentive Compensation Award Payout Level” — The greater of (i) the Participant’s average Incentive Compensation Award earned over the three (3) full performance periods ended before the Qualifying Termination or, if the Participant was eligible to earn such a bonus for less than the last three full performance periods, for the performance periods during which the Participant was eligible to earn such Incentive Compensation Award immediately prior to the Qualifying Termination, or (ii) the Participant’s target Incentive Compensation Award established for the year in which the Qualifying Termination occurs. If the Participant was not eligible to earn such an Incentive Compensation Award for any performance period ending on or before the Qualifying Termination, then the Incentive Compensation Payout Level shall be deemed to equal the Participant’s target Incentive Compensation Award established for the year in which the Qualifying Termination occurs.

(q) “Participant” — Any person to whom an Award has been granted under this Plan.
(r) “Performance Criteria” — This term has the meaning given to it in Section 7(b).
(s) “Performance Goal” — This term has the meaning given to it in Section 7(a).
(t) “Prior Award” — Any award or grant made pursuant to the Jo-Ann Stores, Inc. 1998 Incentive Compensation Plan, as amended, that is outstanding and unexercised on the date of adoption of the Plan.
(u) “Qualified Performance-Based Award” — An Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
(v) “Qualifying Termination” — Means either the Company or its Subsidiaries terminates the Participant’s employment or service without Cause, or the Participant terminates his employment or service with the Company and its Subsidiaries for Good Reason.
(w) “Restricted Stock” — An Award of Shares that are subject to restrictions or risk of forfeiture.
(x) “Rule 16b-3” — Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.
(y) “Shares” — Company common shares.
(z) “Stock Appreciation Right” — This term has the meaning given to it in Section 6(a)(i).
(aa) “Stock Award” — This term has the meaning given to it in Section 6(a)(ii).
(bb) “Stock Equivalent Unit” — An Award that is valued by reference to the Fair Market Value of Shares.
(cc) “Stock Option” — This term has the meaning given to it in Section 6(a)(iii).
(dd) “Subsidiary” — A corporation, limited liability company, business trust, partnership, joint venture, or other organization of which securities having a majority of the voting power are owned, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any individual may be a Participant with respect to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(ee) “Substitute Awards” — Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.
3. Eligibility
All non-employee Directors and employees of the Company or any of its Subsidiaries will be eligible to receive Awards.
4. Administration
(a) Committee. Subject to Sections 4(b) and 4(c), this Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible Directors and employees who will receive Awards; (ii) determine the number and types of Awards to be granted; (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards; (iv) establish Performance Goals for performance-based Awards; (v) prescribe the forms of any notices, agreements, or other instruments relating to the Awards; (vi) grant the Awards; (vii) adopt, alter, and repeal rules governing this Plan; (viii) interpret the terms and provisions of this Plan and any Awards granted under this Plan; and (ix) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.
(b) Awards Subject to Section 16(b) of the Exchange Act. Notwithstanding the provisions of Section 4(a), if any member of the Committee does not qualify as a “Non-Employee Director” within the meaning of Rule 16b-3, the “Committee” will, for purposes of making any Award that (i) constitutes a “purchase” of securities within the meaning of Section 16(b) of the Exchange Act by an individual who is subject to potential liability under Section 16(b) of the Exchange Act and (ii) does not otherwise qualify for an exemption under Rule 16b-3, be deemed to consist only of those members of the Committee who qualify as such Non-Employee Directors.
(c) Awards Subject to Section 162(m) of the Code. Notwithstanding the provisions of Section 4(a), if any member of the Committee does not qualify as an “outside director” within the meaning of Section 162(m) of the Code, the “Committee” will, for purposes of making any Qualified Performance-Based Awards, be deemed to consist only of those members who qualify as such outside directors.
(d) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3, (ii) result in a reduction in the amount of compensation associated with any Qualified Performance-Based Award that is deductible for federal income tax purposes under Section 162(m) of the Code, or (iii) apply to an Award granted to a non-employee Director.

(e) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.
5. Shares Available under Plan; Limitations on Incentive
(a) Maximum Aggregate Number of Shares. Subject to Sections 5(c) and 5(d), the maximum aggregate number of Shares that may be issued or delivered under the Plan is 3,125,000 Shares. Any Shares that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share delivered under the Award. Any Shares that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.57 Shares for every one (1) Share delivered under those Awards. Shares issued or delivered under this Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the Company, as determined by the Committee.
(b) Maximum Number of Shares and Amount of Incentive Compensation Award for Each Participant. Subject to Sections 5(c) and 5(d), the number of Shares subject to Awards granted to any Participant, and the amount of any Incentive Compensation Award payable in cash to any Participant, may not exceed:
(i) With respect to Stock Options, 500,000 Shares in any fiscal year of the Company.
(ii) With respect to Stock Appreciation Rights, 500,000 Shares in any fiscal year of the Company.
(iii) With respect to Restricted Stock awards that are Qualified Performance-Based Awards, 200,000 Shares in any fiscal year of the Company.
(iv) With respect to Stock Awards other than Stock Options and Restricted Stock that are Qualified Performance-Based Awards, 400,000 Shares in the aggregate in any fiscal year of the Company.
(v) With respect to Incentive Compensation Awards payable in cash that are Qualified Performance-Based Awards, the lesser of $2,000,000 or 200% of annual base salary effective at the time the Performance Goals are established in respect to any fiscal year of the Company.
(c) Charging of Shares. In addition to the Shares authorized in Section 5(a), if any Award or Prior Award terminates, expires, is cancelled or is forfeited without having been exercised, or any Award or Prior Award is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, cancellation, termination or cash settlement, again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 5(a). Any Shares that again become available for grant pursuant to this paragraph shall be added back as (i) one (1) Share if such Shares were subject to an Award or Prior Award of Stock Options or Stock Appreciation Rights, and (ii) as 1.57 Shares if such Shares were subject to Awards or Prior Awards other than Stock Options or Stock Appreciation Rights. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant or withheld from the Award or Prior Award by the Company as full or partial payment of the exercise or purchase price of any Award or Prior Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award or Prior Award will not become available for future grants under the Plan. With respect to a Stock Appreciation Right, when such Stock Appreciation Right is exercised and settled in Shares, the Shares subject to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan as one Share for every one Share subject thereto, regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise. Any Substitute Awards granted by the Company shall not reduce the Shares available for Awards under the Plan and will not count against the limits specified in Section 5(a) above.
(d) Adjustment.
(i) In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares (other than an Equity Restructuring) occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and kind of Shares that may be delivered under the Plan, the exercise price or purchase price per Share and the number of Shares covered by each outstanding Award, and the Share limits of Sections 5(a) and (b).
(ii) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 5(d)(i): (A) the number and type of securities subject to each outstanding Award and the exercise price or purchase price thereof, if applicable, will be proportionately adjusted, which such adjustments shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; and (B) the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 5(a) and (b)).
(iii) In no event shall any adjustment be required under this Section 5(d) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

6. Awards
(a) Types of Awards. Awards may include, but are not limited to, the following:
(i) Stock Appreciation Right — A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The grant price of any Stock Appreciation Rights granted to Participants may not be less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on the Date of Grant. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee. No Stock Appreciation Right may be exercisable more than seven (7) years after the Date of Grant.
(ii) Stock Award — An Award that is made in Shares, Restricted Stock, or Stock Equivalent Units. Except as provided in the next sentence, each grant or sale of Restricted Stock to a Participant (other than a non-employee Director) shall provide that the Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years to be determined by the Committee at the Date of Grant, although the Committee, in its sole discretion, may provide for the pro rata lapse of restrictions in installments during the restriction period. Each grant or sale of Stock Awards (including Restricted Stock) that are subject to achievement of one or more Performance Goals shall have a minimum performance period of at least one (1) year to be determined by the Committee at the Date of Grant. Stock Equivalent Units may be payable in cash or in Shares.
(iii) Stock Option — A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. The exercise price of any Stock Options granted to Participants may not be less than the Fair Market Value of the Shares subject to the Stock Option on the Date of Grant. No Stock Option may be exercisable more than seven (7) years after the Date of Grant. Each grant of Stock Options to a Participant (other than a non-employee Director) shall specify the period or periods of continuous service by the Participant that is necessary for the Stock Options to become exercisable; provided that Stock Options may not become exercisable sooner than one-third per year over three (3) years.
(iv) Incentive Compensation Award — An Award that, in the discretion of the Committee, is payable either in Shares or in cash and is contingent upon the achievement of Performance Goals established by the Committee. Each grant shall have a minimum performance period of at least one (1) year to be determined by the Committee at the Date of Grant.

(b) Grant of Awards. More than one Award may be granted to the same Participant. Awards may be granted singly or in combination or tandem with other Awards.
(c) Substitute Awards. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.
(d) Grant Agreements. Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine, consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.
7. Performance-Based Awards under Section 162(m) of the Code
(a) Selection of Participants and Establishment of Performance Goals. The Committee will determine the period of time during which any Award that is performance-based may be earned (which performance period may not be less than one (1) year). The Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the Award to be performance-based for purposes of Section 162(m) of the Code), one or more performance objectives (“Performance Goals”) to be met as a condition to the payment of the Award. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Goals may be made relative to the performance of other companies or an index covering multiple companies. The Performance Goals may, in the discretion of the Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle Participants to receive different amounts of compensation.

(b) Performance Criteria. The Performance Goals applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria (“Performance Criteria”): sales, same store sales, earnings, earnings per Share, return on equity, market price per Share, revenue, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on assets, total return to shareholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, affect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or unusual charges, as determined by the Committee at the time the Performance Goals are established.
8. Deferral of Payment
To the extent permitted by Section 409A of the Code, the Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares or cash subject to their Awards, as well as other compensation or fees, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units and paid in cash or in Shares. The Committee may also, in its discretion, establish rules and procedures for the crediting of interest on deferred cash and dividend equivalents on Stock Equivalent Units. The Committee may also, in its discretion, provide for matching or other grants in connection with such deferrals. This Section 8 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.
9. Payment of Exercise Price
The exercise price of a Stock Option and any other Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

10. Taxes Associated with Award
Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. In no event shall the Fair Market Value of the Shares to be surrendered pursuant to this Section to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.
11. Termination of Employment
If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.
12. Termination of Awards under Certain Conditions
The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:
(i) Renders services to an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.
(ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.
(iii) Engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any business, strategy, personnel, reputation or other significant interest of the Company or any Subsidiary.
The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

13. Change in Control; Acquisition of the Company
(a) Change in Control. In the event that there is a Change in Control of the Company, and a Participant incurs a Qualifying Termination during the two (2) year period commencing on the Change in Control, then unless otherwise determined by the Committee, (i) all Stock Appreciation Rights and Stock Options then held by the Participant will become fully exercisable and will, to the extent not otherwise provided in the applicable grant agreements, remain exercisable in accordance with their terms but in no event for a period less than the lesser of (x) one (1) year following the Qualifying Termination or (y) the remaining term of such Stock Option or Stock Appreciation Right (which remaining term shall be determined without regard to such termination of employment), (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards held by the Participant will be deemed to have been satisfied, and (iii) all Incentive Compensation Awards held by the Participant will be deemed to have been fully earned at the Incentive Compensation Award Payout Level.
(b) Acquisition of the Company. With respect to Stock Options and any other Awards that entitle Participants to receive Shares, in the event of an acquisition of the Company in which the holders of Shares receive other securities or cash in exchange for their Shares, the Committee may, in its discretion, arrange for (1) the grant by the acquiror of substitute Stock Options or Awards that entitle Participants to receive, in lieu of the Shares they otherwise would be entitled to receive, the securities or cash for which the Shares would have been exchanged in the acquisition or (2) the cancellation of the Stock Options and other Awards in consideration of the securities or cash for which the Shares would have been exchanged in the acquisition, net of any exercise price.
14. Amendment or Suspension of this Plan; Amendment of Outstanding Awards
(a) Amendment or Suspension of this Plan. The Board of Directors may at any time and from time to time, to the extent permitted by Section 409A of the Code, amend, suspend or terminate this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law (including applicable tax laws) or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange or other principal exchange or market upon which the Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
(b) Amendment of Outstanding Awards. Subject to Section 14(c), the Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may, except as provided in Section 13(b), impair the rights of any Participant without his or her consent. If permitted by Section 409A of the Code, and except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, the Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award (i) in case of termination of employment by reason of death, disability or normal or early retirement, or a Change in Control, or (ii) for any other reason in the case of Awards covering, in the aggregate, up to 10% of the number of Shares set forth in Section 5(a).

(c) No Re-Pricing. The Board of Directors or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price or grant price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with awards having a lower exercise price or grant price, or for another award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 5(d) or 13(b). This Section 14(c) is intended to prohibit the re-pricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 5(d) or 13(b) of the Plan.
15. Nonassignability
Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative.
16. Governing Law
The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.
17. Rights of Employees
Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.
18. Effective and Termination Dates
(a) Effective Date. This Plan became effective on the date it was approved by the holders of a majority of the Shares then outstanding, which occurred on June 11, 2008.
(b) Termination Date. This Plan will continue in effect until June 11, 2018.

19. Compliance with Section 409A of the Code
Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.